PRESS RELEASE


CONTACT:     Martin M. Shea                     For Immediate Release
             Triarc Companies, Inc.
             212/230-3030


TRIARC REPAYS DEBT


NEW YORK, New York, July 9, 1996 -- Triarc Companies, Inc. (NYSE:TRY) announced today that it has reached an agreement with National Union Fire Insurance Company, whereby Triarc paid $27.2 million to National Union in return for the cancellation of a 9 1/2% promissory note payable in the principal amount of $36.5 million. The principal amount had previously been reduced by $3 million.

The negotiated settlement of this note payable is a fine example of how we continue to strengthen Triarc's balance sheet. As we continue to focus operations and increase cash flow, we find more and more opportunities to create greater shareholder value, said Nelson Peltz, chairman and chief executive officer of Triarc Companies, Inc.

With sales of nearly $1 billion, Triarc Companies is comprised of four businesses: restaurants (Arby's, Arby's Roast Town, P.T. Noodle's and
ZuZu), beverages (Royal Crown Company and Mistic Brands), liquefied petroleum gas (National Propane) and specialty dyes and chemicals (C.H. Patrick).

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